Exhibit 99.1

Calidi Biotherapeutics Granted US Patent for Proprietary Therapeutic Delivery Platform, Strengthening Company’s Intellectual Property Position in Immunotherapy

LA JOLLA, Calif., May 24, 2022 — Calidi Biotherapeutics, Inc., a clinical-stage biotechnology company pioneering the development of stem cell-based delivery of oncolytic viruses, has been granted a new patent (No. US 11,285,194, Combination immunotherapy approach for treatment of cancer) by the U.S. Patent and Trademark Office (USPTO) related to its proprietary SuperNova (SNV) technology platform. The enhanced oncolytic virotherapy delivery platform was designed to provide and improve therapeutic treatments for multiple cancer indications. Calidi’s product candidates are in the early stages of development and have not yet been approved by the U.S. Food and Drug Administration (FDA).

The SNV platform is composed of allogeneic, adipose-derived mesenchymal stem cells (AD-MSC) loaded with an oncolytic agent, such as the vaccinia virus, and is anticipated to be used in combination with various immunotherapy agents, including blocking antibodies. The SNV platform is designed to shield oncolytic viral payloads from the immune system, thereby efficiently delivering immuno-oncology therapy directly to tumor sites.

“Calidi’s Supernova platform has been developed through years of research in stem cell delivery and potentiation of oncolytic viruses and has the potential to revolutionize the treatment of solid tumors,” said Allan J. Camaisa, CEO and Chairman of Calidi. “The addition of this patent further strengthens our intellectual property position and solidifies the opportunity to use our platform technology in advancing therapeutic discovery and development through the FDA approval process.”

The Calidi approach aims to induce a durable anti-tumor immune response. In pre-clinical studies, Calidi’s SNV platform-based product candidates have been shown to shield the oncolytic viruses from destruction by the patient’s immune system, supporting efficient viral replication within the stem cells prior to delivery to tumor sites. Once there, the viral payload selectively destroys tumor cells and stimulates the patient’s immune system to attack the tumor.

“Our outstanding team of doctors and scientists have invested years of intensive research and groundbreaking work to develop Calidi’s SNV platform technology,” said Boris Minev, M.D., President, Medical and Scientific Affairs at Calidi, and a patent inventor. “This patent represents the culmination of their impressive expertise, dedication, and passion, and will help the company continue to advance its novel discovery programs.”

About Calidi Biotherapeutics

Calidi Biotherapeutics is a clinical-stage immuno-oncology company with proprietary technology that is revolutionizing the effective delivery of oncolytic viruses for targeted therapy against difficult-to-treat cancers. Calidi Biotherapeutics is advancing through the FDA approval process a potent allogeneic stem cell and oncolytic virus combination for use in multiple oncology indications. Calidi’s off-the-shelf, universal cell-based delivery platform is designed to protect, amplify, and potentiate oncolytic viruses currently in development leading to enhanced efficacy and improved patient safety. Calidi Biotherapeutics is headquartered in La Jolla, California. For more information, please visit www.calidibio.com.

Forward-Looking Statement

This press release contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” as well as similar terms, are forward-looking in nature. The forward-looking statements contained in this discussion are based on the Calidi’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Calidi will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Calidi’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the business combination (the “Business Combination”) with Edoc Acquisition Corp. (“Edoc”); the outcome of any legal proceedings that may be instituted against Edoc, Calidi, the combined company or others following the announcement of the Business Combination, the private placement financing proposed to be consummated concurrently with the Business Combination (the “PIPE”), and any definitive agreements with respect thereto; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of Edoc, the possibility that due diligence completed following execution of the principal definitive transaction documents for the Business Combination and PIPE will not be satisfactorily concluded, the inability to complete the PIPE or other financing needed to complete the Business Combination, or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Calidi as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; costs related to the Business Combination; changes in applicable laws or regulations; the evolution of the markets in which Calidi competes; the inability of Calidi to defend its intellectual property and satisfy regulatory requirements; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities; the risk of downturns and a changing regulatory landscape in the highly competitive pharmaceutical industry; the impact of the COVID-19 pandemic on Calidi’s business; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Edoc’s preliminary prospectus dated March 16, 2022, in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) on March 16, 2022.

Important Information About the Business Combination Transaction and Where to Find It

This press release relates to a proposed business combination between Edoc Acquisition Corp. a Cayman Islands exempted company, EDOC Merger Sub Inc., a Nevada corporation and Calidi Biotherapeutics, Inc., a Nevada corporation . A full description of the terms and conditions Agreement and Plan of Merger constituting the business combination is provided in the registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (SEC) by Edoc Acquisition Corp., that includes a prospectus with respect to the securities to be issued in connection with the merger, and information with respect to an extraordinary meeting of Edoc Acquisition Corp. shareholders to vote on the merger and related transactions. Edoc Acquisition Corp. and Calidi Biotherapeutics, Inc. urges its investors, shareholders and other interested persons to read the proxy statement and prospectus as well as other documents filed with the SEC because these documents will contain important information about Calidi Biotherapeutics, Inc., Edoc Acquisition Corp., and the business combination transaction. After the registration statement is declared effective, the definitive proxy statement and prospectus to be included in the registration statement will be distributed to shareholders of Edoc Acquisition Corp. and Calidi Biotherapeutics, Inc., as of a record date to be established for voting on the proposed merger and related transactions. Shareholders may obtain a copy of the Form S-4 registration statement, including the proxy statement and prospectus, and other documents filed with the SEC without charge, by directing a request to: Edoc Acquisition Corp. at 7612 Main Street Fishers, Suite 200, Victor, New York 14564. The preliminary and definitive proxy statement and prospectus included in the registration statement can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participation in the Solicitation

Edoc Acquisition Corp., Calidi Biotherapeutics, Inc., and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies or consents from Edoc Acquisition Corp. and Calidi Biotherapeutics, Inc. shareholders in connection with the proposed transaction. A list of the names of the directors and executive officers of Edoc Acquisition Corp. and Calidi Biotherapeutics, Inc. and information regarding their interests in the business combination transaction is contained in the proxy statement and prospectus. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This press release will not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release will also not constitute an offer to sell or the solicitation of an offer to buy any securities of Calidi Biotherapeutics, Inc., nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts:

For Investors:

Stephen Jasper
stephen@gilmartinir.com

For Media
Gwen Gordon

ggordon@cglife.com